                                                                     Exhibit 8.1


                      [Letterhead of Latham & Watkins]


                               September 28, 2000


United Test and Assembly Center Ltd
5 Serangoon North
Avenue 5, Singapore 554916


                     Re: Registration Statement on Form F-1


Ladies and Gentlemen:

     We have acted as tax counsel to United Test and Assembly Center Ltd (the "Company"), in connection with its issuance of ordinary shares, par value US$0.25 per share (including ordinary shares represented by American Depositary Shares) of the Company pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission") on Form F-1 on
September 28, 2000 (as amended and together with all exhibits thereto, the "Registration Statement"). You have requested our opinion concerning the material federal income tax consequences to certain persons acquiring the securities described above in connection with the Registration Statement.

     In formulating our opinion, we have examined such documents, corporate records, or other instruments as we deemed necessary or appropriate for purposes of this opinion, including, without limitation, the Registration Statement. In addition, we have obtained such additional information as we deemed relevant and necessary for purposes of this opinion through consultation with various officers and representatives of the Company. We have made such further legal and factual examinations and inquiries as we deemed necessary or appropriate for purposes of this opinion. We have not made an independent investigation or audit of the facts contained in the above referenced documents or otherwise discovered through our consultation with officers and representatives of the Company.

     In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents

LATHAM & WATKINS


United Test and Assembly Center Ltd
September 28, 2000
Page 2

submitted to us as copies. Our opinion set forth below further assumes the accuracy of (a) the statements and facts set forth in the Registration Statement and in the other documents examined by us, and (b) the statements made to us by the officers and representatives of the Company, in connection with formulating our opinion.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts, assumptions and representations, the information set forth in the Registration Statement under the caption "Taxation -- U.S. Federal Income Taxation" sets forth, subject to the limitations set forth therein, our opinion regarding the material federal income tax considerations with respect to the acquisition, ownership and disposition of ordinary shares or American Depositary Shares pursuant to the Registration Statement.

     No opinion is expressed as to any matter not discussed herein.

     This opinion is based on various statutory provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion after the effectiveness of the Registration Statement.

     Except as provided below, this opinion is for your use in connection with the Company's issuance of ordinary shares, including ordinary shares represented by American Depositary Shares, pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by the investors who acquire ordinary shares, including ordinary shares represented by American Depositary Shares, of the Company pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Taxation -- U.S. Federal Income Taxation" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.


                                                       Very truly yours,

                                                       /s/ Latham & Watkins
                                                       --------------------